Exhibit 99

INDEPENDENT AUDITORS' REPORT

The Board of Directors
PanEnergy Corp

We have audited the accompanying consolidated balance sheet of PanEnergy Corp as of December 31, 1996, and the related consolidated statements of income, common stockholder's equity, and cash flows for the year ended December 31, 1996 (not presented herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PanEnergy Corp and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/ KPMG LLP
Houston, Texas
January 16, 1997